Exhibit 77C
          The Growth Fund of Spain, Inc.
          Form N-SAR for the period ended 05/31/97
          File No. 811-6022


          An annual meeting of Registrant's shareholders was held on May 29, 1997. Votes regarding the following item submitted to shareholder vote are set forth below.

               Amend the Fund's Articles of Incorporation to eliminate the Fund's current staggered system of electing directors.

                       Vote             Number
                       ----             -----------
                       FOR                6,507,893
                       AGAINST              219,958
                       ABSTAIN               98,067



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